Exhibit 22.1
List of Guarantor and Issuer Subsidiaries

The following entities are issuers, co-issuers or guarantors of (i) the 5.875% senior notes due 2028, the 7.000% senior notes due 2028, the 4.500% senior notes due 2029 and the 4.500% senior notes due 2030, each issued by Sunoco LP and Sunoco Finance Corp. (senior notes enumerated in clause (i) collectively, the “Legacy SUN Notes”), (ii) the 5.875% senior notes due 2027, the 6.000% senior notes due 2028 (Canadian dollars denominated), the 4.375% senior notes due 2029 (Canadian dollars denominated), the 4.500% senior notes due 2029, the 7.000% senior notes due 2029, the 4.625% senior notes due 2030, the 5.625% senior notes due 2031, the 5.375% senior notes due 2031, the 6.625% senior notes due 2032, the 7.250% senior notes due 2032, the 6.250% senior notes due 2033, the 5.875% senior notes due 2034 and the 5.625% senior notes due 2034, each issued by Sunoco LP (senior notes enumerated in clause (ii) collectively, the “New SUN Notes”), (iii) the 5.625% senior notes due 2027 and the 6.375% senior notes due 2030, each issued by NuStar Logistics, L.P. (senior notes enumerated in clause (iii) collectively, the “Legacy NuStar Notes”).

Name of Entity	Jurisdiction of Organization or Formation	Legacy SUN Notes	New SUN Notes	Legacy NuStar Notes
Sunoco LP	Texas	Co-Issuer	Issuer	Guarantor
Aloha Petroleum LLC	Delaware	Guarantor	Guarantor	Guarantor
Aloha Petroleum, Ltd.	Hawaii	Guarantor	Guarantor	Guarantor
Sunmarks, LLC	Delaware	Guarantor	Guarantor	Guarantor
Sunoco Midstream LLC (formerly Sunoco Caddo LLC)	Delaware	Guarantor	Guarantor	Guarantor
Sunoco Finance Corp.	Delaware	Co-Issuer	Guarantor	Guarantor
Sunoco, LLC	Delaware	Guarantor	Guarantor	Guarantor
Sunoco Midstream Holdings LLC (formerly Sunoco Refined Products LLC)	Delaware	Guarantor	Guarantor	Guarantor
Sunoco Retail LLC	Pennsylvania	Guarantor	Guarantor	Guarantor
NuStar Energy LLC (formerly NuStar Energy L.P.)	Delaware	Guarantor	Guarantor	Guarantor
NuStar Logistics, L.P.	Delaware	Guarantor	Guarantor	Issuer
NuStar Pipeline Operating Partnership L.P.	Delaware	Guarantor	Guarantor	Guarantor
NuStar Pipeline Partners L.P.	Delaware	Guarantor	Guarantor	Guarantor
NuStar Permian Holdings, LLC	Delaware	Guarantor	Guarantor	Guarantor